UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 7, 2006

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
575 Market Street, Eighth Floor
San Francisco, CA 94105
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 7, 2006, Taleo Corporation (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement (the “Agreement”) with Divesh Sisodraker, the Company’s executive vice president and chief financial officer. The Amendment provides that Mr. Sisodraker’s employment with the Company will terminate no later than December 31, 2006. Until the time that Mr. Sisodraker’s employment is terminated, he will continue to fulfill his current employment responsibilities and will assist in transitioning his responsibilities to a replacement chief financial officer. During the remaining term of his employment, Mr. Sisodraker’s current salary and bonus will not be decreased.
Pursuant to the Amendment, in the event that, prior to December 31, 2006, Mr. Sisodraker’s employment is terminated by the Company without cause or Mr. Sisodraker resigns for good reason, as such terms are defined in the Agreement and the Amendment, Mr. Sisodraker will receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary through December 31, 2006, and (iii) reimbursement of premiums paid by Mr. Sisodraker for health insurance coverage through December 31, 2006 or the date Mr. Sisodraker becomes eligible for substantially equivalent health insurance in connection with new or self-employment.
Further, in the event that, prior to December 31, 2006, Mr. Sisodraker’s employment is terminated by the Company without cause or Mr. Sisodraker resigns for good reason, and either such event did not take place within one year following a change of control, as such term is defined in the Agreement, Mr. Sisodraker will receive immediate vesting with respect to the number of options that would have vested had Mr. Sisodraker remained employed through December 31, 2006.
With respect to the performance shares granted to Mr. Sisodraker on May 31, 2006, the Amendment specifies that vesting shall be as follows: (i) one-hundred percent (100%) of the performance shares shall vest on January 2, 2007, subject to Mr. Sisodraker’s remaining a service provider for the Company through December 31, 2006; (ii) notwithstanding the foregoing, should Mr. Sisodraker cease to be a service provider as a result of his termination of service by the Company without cause prior to December 31, 2006, one-hundred percent (100%) of the performance shares shall vest on January 2, 2007; (iii) notwithstanding the foregoing, should Mr. Sisodraker cease to be a service provider as a result of his resignation from service after the completion of the Company’s second quarter of fiscal year 2006, but prior to completion of the third quarter of fiscal year 2006, a total of 4,000 performance shares shall vest on January 2, 2007; and (iv) notwithstanding the foregoing, should Mr. Sisodraker cease to be a service provider as a result of his resignation from service after the completion of the Company’s third quarter of fiscal year 2006, but prior to December 31, 2006, a total of 7,000 performance shares shall vest on January 2, 2007.
Mr. Sisodraker is subject to a nonsolicitation covenant for 12 months following a termination or resignation of employment, as well as customary confidentiality covenants for the term of employment and thereafter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Divesh Sisodraker
Divesh Sisodraker
Chief Financial Officer

Date: July 12, 2006